SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 7, 2016

AXIM BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54296	27-4092986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18 E 50th St 5th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 751-0001

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On December 7, 2016, our board of directors appointed Dr. Ilya Reznik to the Company’s Advisory Board.

Dr. Ilya Reznik is a Board-certified specialist in Adult Forensic & Clinical NeuroPsychiatry at MaReNa Diagnostic and Consulting Center, Israel.  Dr. Reznik has published many original papers (including controlled trials), reviews and case reports in leading peer-reviewed journals in field of clinical psychiatry and neuropsychopharmacology.  He is currently researching the medical use of cannabis and cannabinoids, especially for various neuropsychiatric illnesses, such as Chronic Pain Syndrome, Fibromyalgia, Post-Traumatic Stress Disorder (PTSD), OCD, Gilles de la Tourette syndrome, Parkinson's and Alzheimer diseases etc.   During the last 7 years Dr. Reznik, coordinated the activities of Israel National Forum/Association for Medical Cannabis Research & Treatment. He is Associate Member of The Canadian Consortium for the Investigation of Cannabinoids (CCIC), Member of International Cannabinoid Research Society (ICRS). In 2013 he was elected to the Board of Directors, International Association for Cannabinoid Medicines (IACM) and promotes educational and international activity within IACM.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIM BIOTECHNOLOGIES, INC.

Dated: December 7, 2016	By:	/s/ Dr. George E. Anastassov
Name: Dr. George E. Anastassov
Chief Executive Officer